FNF Reports Fourth Quarter and Full Year 2025 Financial Results

Jacksonville, Fla. – (February 19, 2026) - Fidelity National Financial, Inc. (NYSE:FNF) (FNF or the Company), a leading provider of title insurance and transaction services to the real estate and mortgage industries and a leading provider of insurance solutions serving retail annuity and life customers and institutional clients through its majority-owned, publicly traded subsidiary F&G Annuities & Life, Inc. (NYSE:FG) (F&G), today reported financial results for the fourth quarter and twelve months ended December 31, 2025.

Special Stock Distribution

FNF has completed the planned distribution through a special dividend of approximately 12% ownership of F&G to FNF shareholders, representing approximately $500 million of value. On December 31, 2025, FNF completed the distribution to FNF’s shareholders of approximately 16 million shares of F&G common stock owned by FNF. Following the distribution, FNF retains control of F&G through an approximate 70% equity ownership stake.

Adjusted net earnings for the fourth quarter were $382 million, or $1.41 per share, excluding a $471 million noncash deferred income tax charge resulting from the distribution of F&G shares, which reduced our ownership of F&G below 80%. This distribution triggered an accounting requirement to recognize a deferred tax liability on the accumulated difference between our book and tax basis in F&G. This noncash charge has no impact on our current cash position, operations or liquidity, and represents a potential future tax obligation that would arise only if we were to sell or distribute additional shares of F&G in the future. Net (loss) earnings attributable to common shareholders also include mark-to-market effects and non-recurring items; all of which are excluded from adjusted net earnings attributable to common shareholders.

Adjusted net earnings attributable to common shareholders (adjusted net earnings) for the fourth quarter were $382 million, or $1.41 per share, compared to $366 million, or $1.34 per share, for the fourth quarter of 2024. Full year adjusted net earnings were $1.4 billion, or $4.97 per share, compared to $1.3 billion, or $4.63 per share, for the year ended December 31, 2024.
•The Title Segment contributed $306 million and $1.1 billion for the fourth quarter and full year 2025, respectively, compared to $263 million and $877 million for the fourth quarter and full year 2024, respectively
•The F&G Segment contributed $104 million and $412 million for the fourth quarter and full year 2025, respectively, compared to $123 million and $475 million for the fourth quarter and full year 2024, respectively
•The Corporate Segment, before eliminating dividend income from F&G in the consolidated financial statements, had adjusted net earnings of $4 million and $3 million for the fourth quarter and full year 2025, respectively, compared to $8 million and $21 million for the fourth quarter and full year 2024, respectively
•FNF’s consolidated adjusted net earnings include significant income and expense items in the F&G Segment, as well as investment income from alternative investments below management’s long-term expected return. Please see “Segment Financial Results” for F&G, as well as the “Non-GAAP Measures and Other Information” section for further explanation

Net loss attributable to common shareholders for the fourth quarter was $117 million, or $0.43 per diluted share (per share), compared to net earnings of $450 million, or $1.65 per share, for the fourth quarter of 2024. Full year net earnings attributable to common shareholders were $602 million, or $2.21 per share, compared to $1.3 billion, or $4.65 per share, for the year ended December 31, 2024. The fourth quarter and full year 2025 results include the $471 million noncash charge to recognize the deferred tax liability upon the special stock distribution of F&G shares.

Company Highlights

•Title Segment delivered excellent performance across the business: For the Title Segment, total revenue was $2.2 billion and $8.5 billion for the fourth quarter and full year, respectively, compared to $2.0 billion and $7.7 billion for the fourth quarter and full year 2024, respectively. Total revenue, excluding recognized gains and losses, was $2.3 billion for the fourth quarter, an 11% increase over the fourth quarter of 2024, and $8.6 billion for the full year, an 11% increase over full year 2024. Our industry leading adjusted pre-tax title margin was 17.5% and 15.9% for the fourth quarter and full year, respectively
•F&G Segment generated record assets under management: F&G achieved record assets under management before flow reinsurance of $73.1 billion at the end of the fourth quarter, an increase of 12% over the fourth quarter of 2024. F&G’s gross sales were $3.4 billion and $14.6 billion for the fourth quarter and full year, respectively
•Robust return of capital to shareholders: FNF returned approximately $170 million of capital to shareholders in the fourth quarter through $140 million of common stock dividends and $30 million of share repurchases. This brought the full year 2025 capital returned to shareholders to approximately $800 million through $546 million of common stock dividends and $251 million of share repurchases. FNF ended the year with $659 million in cash and short-term liquid investments at the holding company

William P. Foley, II, Chairman, commented, “The fourth quarter rounded out an excellent year for our Title and F&G businesses. Our Title business delivered an industry leading adjusted pre-tax Title margin of 15.9% for the full year 2025, reflecting strong performance across the business with exceptional strength in commercial combined with disciplined expense management. FNF has transformed the Title business through decades of innovative technology solutions and investments in the business, driving efficiencies and margin expansion, significantly outperforming prior cyclical lows.”

Mr. Foley added, “F&G grew AUM before flow reinsurance by 12% to $73 billion at the end of 2025. F&G continues to provide an important complement to our Title business having contributed 30% of FNF’s adjusted net earnings for full year 2025. To further unlock the embedded value in F&G, we completed an approximate 12% share dividend of F&G’s common stock to FNF shareholders on December 31, 2025. We believe the increased liquidity will broaden investor interest and ultimately result in a valuation that more appropriately reflects F&G’s strong business momentum and improving returns as the company grows its fee-based, higher margin and less capital-intensive earnings streams as they transition to a capital light business model.”

Summary Financial Results

(In millions, except per share data)	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	2025	2024
Total revenue	$4,051	$3,621	$14,445	$13,681
F&G gross sales[1]	$3,392	$3,469	$14,638	$15,262
F&G net sales[1]	$2,304	$2,438	$10,029	$10,571
F&G assets under management (AUM)[1]	$57,574	$53,817	$57,574	$53,817
F&G AUM before flow reinsurance[1]	$73,090	$65,274	$73,090	$65,274
Total assets	$109,014	$95,263	$109,014	$95,263
Adjusted pre-tax title margin	17.5%	16.6%	15.9%	15.1%
Net earnings attributable to common shareholders	$(117)	$450	$602	$1,270
Net earnings per share attributable to common shareholders	$(0.43)	$1.65	$2.21	$4.65
Adjusted net earnings[1]	$382	$366	$1,352	$1,265
Adjusted net earnings per share[1]	$1.41	$1.34	$4.97	$4.63
Weighted average common diluted shares	270	273	272	273
Total common shares outstanding	271	275	271	275
1 See definition of non-GAAP measures below

Segment Financial Results

Title Segment
This segment consists of the operations of the Company’s title insurance underwriters and related businesses, which provide core title insurance and escrow and other title-related services including loan sub-servicing, valuations, default services and home warranty.

Mike Nolan, Chief Executive Officer, added, “Our Title business delivered outstanding results in the current environment having achieved industry leading adjusted pre-tax Title margins, including 17.5% in the fourth quarter of 2025. This is a testament to our Company’s transformation over the past two decades where we have developed pioneering technology and invested in our business, which are driving efficiencies and helping us maintain a competitive edge. This can further be seen in our margin expansion over the last three years as we have significantly outperformed prior cyclical lows. Our Title business is performing incredibly well and positioned for the eventual recovery in the housing market back to more normalized levels where we will benefit from scale advantages and the efficiency gains that have driven through our Company.”

Fourth Quarter 2025 Highlights

•Total revenue of $2.2 billion, compared with $2.0 billion in the fourth quarter of 2024
•Total revenue, excluding recognized gains and losses, of $2.3 billion, an 11% increase over the fourth quarter of 2024
◦Direct title premiums of $754 million, a 21% increase over fourth quarter of 2024
◦Agency title premiums of $840 million, a 7% increase over fourth quarter of 2024
◦Commercial revenue of $479 million, a 27% increase over fourth quarter of 2024
•Purchase orders opened on a daily basis were in line with the fourth quarter of 2024 and purchase orders closed increased 1% on a daily basis
•Refinance orders opened increased 38% on a daily basis and refinance orders closed increased 39% on a daily basis over the fourth quarter of 2024
•Commercial orders opened increased 8% and commercial orders closed increased 14% over the fourth quarter of 2024
•Total fee per file of $4,099 for the fourth quarter, a 5% increase over the fourth quarter of 2024

Fourth Quarter 2025 Financial Results

•Pre-tax title margin of 14.7% and industry leading adjusted pre-tax title margin of 17.5% for the fourth quarter, compared to 13.5% and 16.6%, respectively, for the fourth quarter of 2024
•Pre-tax earnings in Title for the fourth quarter of $330 million, compared with $271 million for the fourth quarter of 2024
•Adjusted pre-tax earnings in Title for the fourth quarter of $401 million, compared with $343 million for the fourth quarter of 2024. These results reflect strong performance across the business, highlighted by exceptional strength in our direct commercial business

Full Year 2025 Financial Results

•Pre-tax title margin was 14.5% and industry leading adjusted pre-tax title margin was 15.9% for the full year, compared to 14.2% and 15.1% for the full year 2024, respectively
•Pre-tax earnings in Title for the full year were $1.2 billion, compared to $1.1 billion for the full year 2024
•Adjusted pre-tax earnings in Title for the full year were $1.4 billion, compared to $1.2 billion for the full year 2024; these results were driven by exceptional strength in our direct commercial business, along with strong results from our distributed direct operations, centralized refinance and default businesses and agency business

F&G Segment
This segment consists of operations of FNF’s majority-owned subsidiary F&G, a leading provider of insurance solutions serving retail annuity and life customers and funding agreement and pension risk transfer institutional clients.

Chris Blunt, F&G's Chief Executive Officer, said, “We delivered a strong finish to an outstanding year, highlighted by record assets under management before flow reinsurance of $73 billion fueled by $14.6 billion of gross sales in full year 2025, including $9 billion of gross sales in our core products - indexed annuities, indexed universal life and pension risk transfer. Our high quality, diversified investment portfolio continues to perform extremely well with credit-related impairments remaining stable and below our expectations.

Mr. Blunt continued, “We are executing on our strategy toward a more fee-based, higher margin and less capital intensive business model to drive long-term growth. We took action to improve our operating expense ratio by 10 basis points as compared to year end 2024 and we have strengthened our capital position, augmented by the launch of our reinsurance sidecar. At the end of the year, we expanded our public float to 30% to enhance market liquidity and broaden investor access to the stock. Looking ahead to 2026, we remain focused on continuing to grow our core business and delivering long-term shareholder value.”

Fourth Quarter 2025

•AUM before flow reinsurance was $73.1 billion at the end of the fourth quarter, an increase of 12% over the fourth quarter of 2024. This included retained AUM of $57.6 billion, an increase of 7% over the fourth quarter of 2024
•    Gross sales were $3.4 billion for the fourth quarter, modestly below $3.5 billion in the fourth quarter of 2024, driven by favorable market conditions and strong demand for retirement savings products
•Core sales were $2.8 billion for the fourth quarter, in line with the fourth quarter of 2024, reflecting higher indexed annuity and indexed universal life sales; partially offset by lower pension risk transfer sales
•Opportunistic sales were $0.6 billion for the fourth quarter, comprised of $0.4 billion of multiyear guaranteed annuities and $0.2 billion of funding agreements, in line with the fourth quarter of 2024 which was comprised of multiyear guaranteed annuities. Opportunistic volumes vary quarter to quarter depending on economics and market opportunity
•    Net sales were $2.3 billion for the fourth quarter, down slightly from the fourth quarter of 2024; this reflects flow reinsurance at varying ceded amounts in line with capital targets for multiyear guaranteed annuities and fixed indexed annuities
•    F&G Segment net earnings attributable to common shareholders were $104 million for the fourth quarter due to unfavorable mark-to-market movement, compared to $274 million for the fourth quarter of 2024 which included favorable mark-to-market movement
•    F&G Segment adjusted net earnings attributable to common shareholders were $104 million for the fourth quarter, compared to $123 million for the fourth quarter of 2024
◦    F&G Segment adjusted net earnings were $104 million for the fourth quarter of 2025. Investment income from alternative investments was $53 million, or $0.20 per share, below management’s long-term expected return of approximately 10%
◦    F&G Segment adjusted net earnings of $123 million for the fourth quarter of 2024 included income from $6 million, or $0.02 per share, of actuarial model refinements and other items. Investment income from alternative investments was $27 million, or $0.10 per share, below management’s long-term expected return of approximately 10%
◦    As compared to the prior year quarter and excluding the above items, adjusted net earnings reflect asset growth, growing fees from accretive flow reinsurance, steady owned distribution margin and disciplined expense management driving scale benefit; partially offset by higher interest expense on debt
◦    Please see “Segment Financial Results” for F&G under “Non-GAAP Measures and Other Information” for further explanation

Full Year 2025

•AUM before flow reinsurance was $73.1 billion at year-end 2025, an increase of 12% over year-end 2024. This included retained AUM of $57.6 billion, an increase of 7% over year-end 2024
•Gross sales were $14.6 billion for the full year, one of our best sales years in history, driven by favorable market conditions and strong demand for retirement savings products; our all-time record of $15.3 billion was in 2024
•Core sales were $9.0 billion for the full year, reflecting strong indexed annuity, indexed universal life and pension risk transfer sales; our second year of more than $9 billion in core sales
•Opportunistic sales were $5.6 billion for the full year, comprised of $3.8 billion of multiyear guaranteed annuities and $1.8 billion of funding agreements, compared to $6.1 billion in full year 2024 which was comprised of $5.1 billion of multiyear guaranteed annuities and $1.0 billion of funding agreements. Opportunistic volumes vary depending on economics and market opportunity
•Net sales were $10.0 billion for the full year, compared to $10.6 billion for the full year 2024; this reflects flow reinsurance at varying ceded amounts in line with capital targets for multiyear guaranteed annuities and fixed indexed annuities
•F&G Segment net earnings attributable to common shareholders were $217 million for the full year due to favorable mark-to-market movement, compared to net earnings of $538 million for the full year 2024 which included favorable mark-to-market movement
•F&G Segment adjusted net earnings attributable to common shareholders were $412 million for the full year, compared to $475 million for the full year 2024
◦F&G Segment adjusted net earnings of $412 million for the full year 2025 included income from $13 million, or $0.05 per share, reinsurance true-up adjustment, $8 million, or $0.03 per share, tax valuation allowance benefit and $3 million, or $0.01 per share, of actuarial reserve release. Investment income from alternative investments was $228 million, or $0.84 per share, below management’s long-term expected return of approximately 10%
◦F&G Segment adjusted net earnings of $475 million for the full year 2024 included expense from $24 million, or $0.09 per share, of actuarial model updates and refinements; partially offset by income from $12 million, or $0.04 per share, tax valuation allowance benefit and $5 million, or $0.02 per share, of other income items. Investment income from alternative investments was $123 million, or $0.45 per share, below management’s long-term expected return of approximately 10%
◦As compared to the prior year and excluding the above items, adjusted net earnings reflect asset growth, growing fees from accretive flow reinsurance, steady owned distribution margin and disciplined expense management driving scale benefit; partially offset by higher interest expense on debt
◦Please see “Segment Financial Results” for F&G under “Non-GAAP Measures and Other Information” for further explanation

Conference Call
We will host a call with investors and analysts to discuss FNF’s fourth quarter and full year 2025 results on Friday, February 20, 2026, beginning at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on the Events and Multimedia page of the FNF Investor Relations website at fnf.com. The conference call replay will be available via webcast through the FNF Investor Relations website at fnf.com.

About Fidelity National Financial, Inc.
Fidelity National Financial, Inc. (NYSE: FNF) is a leading provider of title insurance and transaction services to the real estate and mortgage industries. FNF is the nation’s largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title, Alamo Title and National Title of New York - that collectively issue more title insurance policies than any other title company in the United States. More information about FNF can be found at fnf.com.

About F&G
F&G is part of the FNF family of companies. F&G is committed to helping Americans turn their aspirations into reality. F&G is a leading provider of insurance solutions serving retail annuity and life customers and institutional clients and is headquartered in Des Moines, Iowa. For more information, please visit fglife.com.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, this earnings release includes non-GAAP financial measures, which the Company believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include adjusted net earnings per share, adjusted pre-tax title earnings, adjusted pre-tax title earnings as a percentage of adjusted title revenue (adjusted pre-tax title margin), adjusted net earnings attributable to common shareholders (adjusted net earnings), assets under management (AUM), average assets under management (AAUM) and sales.

Management believes these non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such non-GAAP measures in the same manner as we do.

The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. By disclosing these non-GAAP financial measures, FNF believes it offers investors a greater understanding of, and an enhanced level of transparency into, the means by which the Company’s management operates the Company.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings, net earnings attributable to common shareholders, net earnings per share, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Further, FNF's non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are provided below.

Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business, political crisis, war and pandemic conditions, including ongoing geopolitical conflicts; consumer spending; government spending; the volatility and strength of the capital markets; investor and consumer confidence; foreign currency exchange rates; commodity prices; inflation levels; changes in trade policy; tariffs and trade sanctions on goods; trade wars; supply chain disruptions; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U.S. economy; our potential inability to find suitable acquisition candidates; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that F&G and our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries, including regulation of title insurance and services and privacy and data protection laws; systems damage, failures, interruptions, cyberattacks and intrusions, or unauthorized data disclosures; and other risks detailed in the "Statement Regarding Forward-Looking Information," "Risk Factors" and other sections of FNF's Form 10-K and other filings with the Securities and Exchange Commission.
FNF-E

SOURCE: Fidelity National Financial, Inc.; F&G Annuities & Life, Inc.

CONTACT:
Lisa Foxworthy-Parker
SVP of Investor & External Relations
Investors@fnf.com
515.330.3307

FIDELITY NATIONAL FINANCIAL, INC.
FOURTH QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Three Months Ended
December 31, 2025
Direct title premiums	$754	$754	$—	$—	$—
Agency title premiums	840	840	—	—	—
Escrow, title related and other fees	1,661	609	1,013	39	—
Total title and escrow	3,255	2,203	1,013	39	—

Interest and investment income	843	93	741	41	(32)
Recognized gains and losses, net	(47)	(58)	11	—	—
Total revenue	4,051	2,238	1,765	80	(32)

Personnel costs	901	796	70	35	—
Agent commissions	646	646	—	—	—
Other operating expenses	415	357	35	23	—
Benefits & other policy reserve changes	1,265	—	1,265	—	—
Market risk benefit (gains) losses	19	—	19	—	—
Depreciation and amortization	221	37	174	10	—
Provision for title claim losses	72	72	—	—	—
Interest expense	61	—	41	20	—
Total expenses	3,600	1,908	1,604	88	—

Pre-tax earnings (loss)	$451	$330	$161	$(8)	$(32)

Income tax expense (benefit)	536	58	31	447	—
Earnings (loss) from equity investments	(1)	—	—	(1)	—
Non-controlling interests	31	6	26	(1)	—

Net (loss) earnings attributable to common shareholders	$(117)	$266	$104	$(455)	$(32)

EPS attributable to common shareholders - basic	$(0.43)

EPS attributable to common shareholders - diluted	$(0.43)

Weighted average shares - basic	269
Weighted average shares - diluted	270

FIDELITY NATIONAL FINANCIAL, INC.
FOURTH QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Three Months Ended
December 31, 2025
Net (loss) earnings attributable to common shareholders	$(117)	$266	$104	$(455)	$(32)

Pre-tax earnings (loss)	$451	$330	$161	$(8)	$(32)

Non-GAAP Adjustments
Recognized (gains) and losses, net	62	58	4	—	—
Market related liability adjustments	(22)	—	(22)	—	—
Purchase price amortization	36	13	18	5	—
Transaction and other costs	1	—	1	—	—

Adjusted pre-tax earnings (loss)	$528	$401	$162	$(3)	$(32)

Total non-GAAP, pre-tax adjustments	$77	$71	$1	$5	$—
Income taxes on non-GAAP adjustments	(17)	(17)	1	(1)	—
Non-controlling interest on non-GAAP adjustments	(2)	—	(2)	—	—
Deferred tax asset valuation allowance	(30)	(14)	—	(16)	—
Distribution of F&G deferred tax adjustment	471	—	—	471	—
Total non-GAAP adjustments	$499	$40	$—	$459	$—

Adjusted net earnings (loss) attributable to common shareholders	$382	$306	$104	$4	$(32)

Adjusted EPS attributable to common shareholders - diluted	$1.41

FIDELITY NATIONAL FINANCIAL, INC.
FOURTH QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Three Months Ended
December 31, 2024
Direct title premiums	$625	$625	$—	$—	$—
Agency title premiums	787	787	—	—	—
Escrow, title related and other fees	1,766	560	1,169	37	—
Total title and escrow	3,178	1,972	1,169	37	—

Interest and investment income	816	97	707	40	(28)
Recognized gains and losses, net	(373)	(57)	(317)	1	—
Total revenue	3,621	2,012	1,559	78	(28)

Personnel costs	832	709	81	42	—
Agent commissions	606	606	—	—	—
Other operating expenses	406	327	54	25	—
Benefits & other policy reserve changes	927	—	927	—	—
Market risk benefit (gains) losses	(105)	—	(105)	—	—
Depreciation and amortization	194	35	152	7	—
Provision for title claim losses	64	64	—	—	—
Interest expense	57	—	38	19	—
Total expenses	2,981	1,741	1,147	93	—

Pre-tax earnings (loss)	$640	$271	$412	$(15)	$(28)

Income tax expense (benefit)	144	75	85	(16)	—
Earnings from equity investments	12	12	—	—	—
Non-controlling interests	58	5	53	—	—

Net earnings (loss) attributable to common shareholders	$450	$203	$274	$1	$(28)

EPS attributable to common shareholders - basic	$1.65

EPS attributable to common shareholders - diluted	$1.65

Weighted average shares - basic	272
Weighted average shares - diluted	273

FIDELITY NATIONAL FINANCIAL, INC.
FOURTH QUARTER SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Three Months Ended
December 31, 2024
Net earnings (loss) attributable to common shareholders	$450	$203	$274	$1	$(28)

Pre-tax earnings (loss)	$640	$271	$412	$(15)	$(28)

Non-GAAP Adjustments
Recognized (gains) and losses, net	23	57	(33)	(1)	—
Market related liability adjustments	(233)	—	(233)	—	—
Purchase price amortization	38	15	21	2	—
Pension retirement charge	(1)	—	—	(1)	—
Immediately vested stock compensation expense	12	—	—	12	—
Transaction costs	19	—	19	—	—

Adjusted pre-tax earnings (loss)	$498	$343	$186	$(3)	$(28)

Total non-GAAP, pre-tax adjustments	$(142)	$72	$(226)	$12	$—
Income taxes on non-GAAP adjustments	28	(17)	48	(3)	—
Non-controlling interest on non-GAAP adjustments	27	—	27	—	—
Deferred tax asset valuation allowance	3	5	—	(2)	—
Total non-GAAP adjustments	$(84)	$60	$(151)	$7	$—

Adjusted net earnings (loss) attributable to common shareholders	$366	$263	$123	$8	$(28)

Adjusted EPS attributable to common shareholders - diluted	$1.34

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Twelve Months Ended
December 31, 2025
Direct title premiums	$2,574	$2,574	$—	$—	$—
Agency title premiums	3,250	3,250	—	—	—
Escrow, title related and other fees	5,444	2,381	2,884	179	—
Total title and escrow	11,268	8,205	2,884	179	—

Interest and investment income	3,237	363	2,837	154	(117)
Recognized gains and losses, net	(60)	(78)	10	8	—
Total revenue	14,445	8,490	5,731	341	(117)

Personnel costs	3,437	2,983	293	161	—
Agent commissions	2,518	2,518	—	—	—
Other operating expenses	1,615	1,353	156	106	—
Benefits & other policy reserve changes	3,963	—	3,963	—	—
Market risk benefit (gains) losses	167	—	167	—	—
Depreciation and amortization	844	147	665	32	—
Provision for title claim losses	262	262	—	—	—
Interest expense	242	—	164	78	—
Total expenses	13,048	7,263	5,408	377	—

Pre-tax earnings (loss) from continuing operations	$1,397	$1,227	$323	$(36)	$(117)

Income tax expense (benefit)	753	283	52	418	—
Earnings (loss) from equity investments	35	39	—	(4)	—
Non-controlling interests	77	23	54	—	—

Net earnings (loss) attributable to common shareholders	$602	$960	$217	$(458)	$(117)

EPS attributable to common shareholders - basic	$2.22

EPS attributable to common shareholders - diluted	$2.21

Weighted average shares - basic	271
Weighted average shares - diluted	272

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Twelve Months Ended
December 31, 2025
Net earnings (loss) attributable to common shareholders	$602	$960	$217	$(458)	$(117)

Pre-tax earnings (loss)	$1,397	$1,227	$323	$(36)	$(117)

Non-GAAP Adjustments
Recognized (gains) and losses, net	250	78	180	(8)	—
Market related liability adjustments	28	—	28	—	—
Purchase price amortization	146	54	80	12	—
Transaction and other costs	20	—	16	4	—

Adjusted pre-tax earnings (loss)	$1,841	$1,359	$627	$(28)	$(117)

Total non-GAAP, pre-tax adjustments	$444	$132	$304	$8	$—
Income taxes on non-GAAP adjustments	(95)	(32)	(61)	(2)	—
Deferred tax asset valuation allowance	(22)	(6)	—	(16)	—
Non-controlling interest on non-GAAP adjustments	(48)	—	(48)	—	—
Distribution of F&G deferred tax adjustment	$471	$—	$—	$471	$—
Total non-GAAP adjustments	$750	$94	$195	$461	$—

Adjusted net earnings (loss) attributable to common shareholders	$1,352	$1,054	$412	$3	$(117)

Adjusted EPS attributable to common shareholders - diluted	$4.97

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

			F&G
Twelve Months Ended	Consolidated	Title		Corporate and Other	Elimination
December 31, 2024
Direct title premiums	$2,200	$2,200	$—	$—	$—
Agency title premiums	2,953	2,953	—	—	—
Escrow, title related and other fees	5,321	2,196	2,941	184	—
Total title and escrow	10,474	7,349	2,941	184	—

Interest and investment income	3,124	359	2,719	154	(108)
Recognized gains and losses, net	83	(6)	84	5	—
Total revenue	13,681	7,702	5,744	343	(108)

Personnel costs	3,148	2,695	296	157	—
Agent commissions	2,287	2,287	—	—	—
Other operating expenses	1,558	1,251	203	104	—
Benefits & other policy reserve changes	3,791	—	3,791	—	—
Market risk benefit (gains) losses	(25)	—	(25)	—	—
Depreciation and amortization	739	141	569	29	—
Provision for title claim losses	232	232	—	—	—
Interest expense	209	—	132	77	—
Total expenses	11,939	6,606	4,966	367	—

Pre-tax earnings (loss)	$1,742	$1,096	$778	$(24)	$(108)

Income tax expense (benefit)	367	265	136	(34)	—
Earnings from equity investments	16	16	—	—	—
Non-controlling interests	121	17	104	—	—

Net earnings (loss) attributable to common shareholders	$1,270	$830	$538	$10	$(108)

EPS attributable to common shareholders - basic	$4.69
EPS attributable to common shareholders - diluted	$4.65

Weighted average shares - basic	271
Weighted average shares - diluted	273

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except per share data)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other	Elimination
Twelve Months Ended
December 31, 2024
Net earnings (loss) attributable to common shareholders	$1,270	$830	$538	$10	$(108)

Pre-tax earnings (loss)	$1,742	$1,096	$778	$(24)	$(108)

Non-GAAP Adjustments
Recognized (gains) and losses, net	28	6	27	(5)	—
Market related liability adjustments	(214)	—	(214)	—	—
Purchase price amortization	153	59	84	10	—
Pension retirement charge	(1)	—	—	(1)	—
Immediately vested stock compensation expense	12	—	—	12	—
Transaction costs	17	—	16	1	—

Adjusted pre-tax earnings (loss)	$1,737	$1,161	$691	$(7)	$(108)

Total non-GAAP, pre-tax adjustments	$(5)	$65	$(87)	$17	$—
Income taxes on non-GAAP adjustments	1	(16)	21	(4)	—
Deferred tax asset valuation allowance	(4)	(2)	—	(2)	—
Non-controlling interest on non-GAAP adjustments	3	—	3	—	—
Total non-GAAP adjustments	$(5)	$47	$(63)	$11	$—

Adjusted net earnings (loss) attributable to common shareholders	$1,265	$877	$475	$21	$(108)

Adjusted EPS attributable to common shareholders - diluted	$4.63

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In millions)

	December 31, 2025	December 31, 2024
	(Unaudited)	(Unaudited)
Cash and investment portfolio	$75,831	$67,094
Goodwill	5,272	5,271
Title plant	424	420
Total assets	109,014	95,263
Notes payable	4,400	4,321
Reserve for title claim losses	1,700	1,713
Secured trust deposits	731	551
Accumulated other comprehensive (loss) earnings	(1,678)	(2,052)
Non-controlling interests	1,548	778
Total equity and non-controlling interests	8,972	8,532
Total equity attributable to common shareholders	7,424	7,754

Non-GAAP Measures and Other Information

Title Segment

The table below reconciles pre-tax title earnings to adjusted pre-tax title earnings.

	Three Months Ended		Twelve Months Ended
(Dollars in millions)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Pre-tax earnings	$330	$271	$1,227	$1,096
Non-GAAP adjustments before taxes
Recognized (gains) and losses, net	58	57	78	6
Purchase price amortization	13	15	54	59
Total non-GAAP adjustments	71	72	132	65
Adjusted pre-tax earnings	$401	$343	$1,359	$1,161
Adjusted pre-tax margin	17.5%	16.6%	15.9%	15.1%

FIDELITY NATIONAL FINANCIAL, INC.
QUARTERLY OPERATING STATISTICS
(Unaudited)

	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024
Quarterly Opened Orders ('000's except % data)
Total opened orders*	332	370	366	343	299	352	344	315
Total opened orders per day*	5.3	5.8	5.8	5.6	4.7	5.5	5.5	5.1
Purchase % of opened orders	65%	70%	76%	75%	72%	73%	80%	79%
Refinance % of opened orders	35%	30%	24%	25%	28%	27%	20%	21%
Total closed orders*	259	250	246	201	232	232	229	186
Total closed orders per day*	4.1	3.9	3.9	3.3	3.7	3.6	3.6	3.0
Purchase % of closed orders	65%	74%	75%	75%	72%	77%	81%	79%
Refinance % of closed orders	35%	26%	25%	25%	28%	23%	19%	21%

Commercial (millions, except orders in '000's)
Total commercial revenue	$479	$389	$333	$293	$376	$290	$273	$238
Total commercial opened orders	51.4	54.8	54.1	52.6	47.5	50.8	50.7	48.7
Total commercial closed orders	32.9	30.8	29.6	26.0	28.9	25.9	25.7	24.3

National commercial revenue	$277	$209	$178	$149	$208	$151	$145	$123
National commercial opened orders	22.5	24.3	23.7	22.7	20.7	21.9	21.4	19.4
National commercial closed orders	14.2	13.1	12.0	10.2	11.8	10.4	9.8	9.2

Total Fee Per File
Fee per file	$4,099	$3,994	$3,894	$3,761	$3,909	$3,708	$3,759	$3,555
Residential fee per file	$2,722	$2,908	$3,001	$2,776	$2,772	$2,881	$2,995	$2,746
Total commercial fee per file	$14,600	$12,600	$11,300	$11,300	$13,000	$11,200	$10,600	$9,800
National commercial fee per file	$19,500	$16,000	$14,900	$14,600	$17,600	$14,500	$14,800	$13,400

Total Staffing
Total field operations employees	10,600	10,600	10,500	10,200	10,300	10,400	10,300	10,000

Actual title claims paid ($ millions)	$80	$58	$66	$65	$75	$64	$70	$70

Title Segment (continued)

FIDELITY NATIONAL FINANCIAL, INC.
MONTHLY TITLE ORDER STATISTICS

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
October 2025	130,000	65%	94,000	66%
November 2025	101,000	66%	76,000	65%
December 2025	101,000	64%	89,000	66%

Fourth Quarter 2025	332,000	65%	259,000	65%

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
October 2024	121,000	71%	85,000	70%
November 2024	90,000	74%	72,000	73%
December 2024	88,000	72%	75,000	74%

Fourth Quarter 2024	299,000	72%	232,000	72%
* Includes an immaterial number of non-purchase and non-refinance orders

F&G Segment

The table below reconciles net earnings (loss) attributable to common shareholders to adjusted net earnings attributable to common shareholders. The F&G Segment is reported net of noncontrolling minority interest.

	Three Months Ended		Twelve Months Ended
(Dollars in millions)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net earnings (loss) attributable to common shareholders	$104	$274	$217	$538
Non-GAAP adjustments(1):
Recognized (gains) losses, net	4	(33)	180	27
Market related liability adjustments	(22)	(233)	28	(214)
Purchase price amortization	18	21	80	84
Transaction and other costs	1	19	16	16
Income taxes on non-GAAP adjustments	1	48	(61)	21
Non-controlling interest on non-GAAP adjustments	(2)	27	(48)	3
Adjusted net earnings (loss) attributable to common shareholders(1)	$104	$123	$412	$475

•F&G Segment adjusted net earnings were $104 million for the fourth quarter of 2025. Investment income from alternative investments was $53 million, or $0.20 per share, below management’s long-term expected return of approximately 10%

•    F&G Segment adjusted net earnings of $123 million for the fourth quarter of 2024 included income of $6 million, or $0.02 per share, from actuarial model refinements and other items. Investment income from alternative investments was $27 million, or $0.10 per share, below management’s long-term expected return of approximately 10%

•    F&G Segment adjusted net earnings of $412 million for the full year 2025 included income from $13 million, or $0.05 per share, reinsurance true-up adjustment, $8 million, or $0.03 per share, tax valuation allowance benefit and $3 million, or $0.01 per share, of actuarial reserve release. Investment income from alternative investments was $228 million, or $0.84 per share, below management’s long-term expected return of approximately 10%

•    F&G Segment adjusted net earnings of $475 million for the full year 2024 included expense from $24 million, or $0.09 per share, of actuarial model updates and refinements; partially offset by income from $12 million, or $0.04 per share, tax valuation allowance benefit and $5 million, or $0.02 per share, of other income items. Investment income from alternative investments was $123 million, or $0.45 per share, below management’s long-term expected return of approximately 10%

Footnotes:
1.Non-GAAP financial measure. See the Non-GAAP Measures section below for additional information.

F&G Segment (continued)

The table below provides a summary of sales highlights.

	Three months ended		Year ended
(In millions)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Indexed annuities ("FIA/RILA")	$1,876	$1,797	$6,703	$6,729
Indexed universal life ("IUL")	53	41	190	166
Pension risk transfer ("PRT")	832	983	2,126	2,242
Subtotal: Core sales	2,761	2,821	9,019	9,137
Fixed rate annuities ("MYGA")	356	648	3,794	5,105
Funding agreements ("FABN/FHLB")	275	—	1,825	1,020
Subtotal: Opportunistic sales(2)	631	648	5,619	6,125
Gross sales(1)	3,392	3,469	14,638	15,262
Sales attributable to flow reinsurance to third parties(3)	(1,088)	(1,031)	(4,609)	(4,691)
Net sales(1)	2,304	2,438	10,029	10,571

Footnotes:
1.Non-GAAP financial measure. See the Non-GAAP Measures section below for additional information.
2.Opportunistic sales volumes fluctuate quarter to quarter depending on economics and market opportunity as we prioritize allocating capital to the highest return opportunities
3.Sales attributable to flow reinsurance to third parties includes the reinsurance sidecar

DEFINITIONS
The following represents the definitions of non-GAAP measures used by the Company.

Adjusted Net Earnings attributable to common shareholders

Adjusted net earnings attributable to common shareholders is a non-GAAP economic measure we use to evaluate financial performance each period. Adjusted net earnings attributable to common shareholders is calculated by adjusting net earnings (loss) attributable to common shareholders to eliminate:
i.Recognized (gains) and losses, net: the impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment (“OTTI”) losses, recognized in operations; and the effects of changes in fair value of the reinsurance related embedded derivative and other derivatives, including interest rate swaps and forwards;
ii.Market related liability adjustments: the impacts related to changes in the fair value, including both realized and unrealized gains and losses, of index product related derivatives and embedded derivatives, net of hedging cost; the impact of initial pension risk transfer deferred profit liability losses, including amortization from previously deferred pension risk transfer deferred profit liability losses; and the changes in the fair value of market risk benefits by deferring current period changes and amortizing that amount over the life of the market risk benefit;
iii.Purchase price amortization: the impacts related to the amortization of certain intangibles (internally developed software, trademarks and value of distribution asset and the change in fair value of liabilities recognized as a result of acquisition activities);
iv.Transaction costs: the impacts related to acquisition, integration and merger related items;
v.Certain income tax adjustments: the impacts related to unusual tax items that do not reflect our core operating performance such as the establishment or reversal of significant deferred tax asset valuation allowances in our Title and Corporate and Other segments;
vi.Other and “non-recurring,” “infrequent” or “unusual items”: Other adjustments include removing any charges associated with U.S. guaranty fund assessments as these charges neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, but result from external situations not controlled by the Company. Further, Management excludes certain items determined to be “non-recurring,” “infrequent” or “unusual” from adjusted net earnings when incurred if it is determined these expenses are not a reflection of the core business and when the nature of the item is such that it is not reasonably likely to recur within two years and/or there was not a similar item in the preceding two years;
vii.Non-controlling interest on non-GAAP adjustments: the portion of the non-GAAP adjustments attributable to the equity interest of entities that FNF does not wholly own; and
viii.Income taxes: the income tax impact related to the above-mentioned adjustments is measured using an effective tax rate, as appropriate by tax jurisdiction

While these adjustments are an integral part of the overall performance of FNF, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations. Adjusted net earnings should not be used as a substitute for net earnings (loss). However, we believe the adjustments made to net earnings (loss) in order to derive adjusted net earnings provide an understanding of our overall results of operations.

Assets Under Management (AUM)
AUM is comprised of the following components and is reported net of reinsurance assets ceded in accordance with GAAP:

i.total invested assets at amortized cost, excluding investments in unconsolidated affiliates, owned distribution and derivatives;
ii.investments in unconsolidated affiliates at carrying value;
iii.related party loans and investments;
iv.accrued investment income;
v.the net payable/receivable for the purchase/sale of investments; and

vi.cash and cash equivalents excluding derivative collateral at the end of the period.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the size of our investment portfolio that is retained.

AUM before Flow Reinsurance

AUM before Flow Reinsurance is comprised of components consistent with AUM, but also includes flow reinsured assets.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the size of our investment portfolio including reinsured assets.

Average Assets Under Management (AAUM)

AAUM is calculated as AUM at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on retained assets.

Sales

Annuity, IUL, funding agreement and non-life contingent PRT sales are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP. Sales from these products are recorded as deposit liabilities (i.e., contractholder funds) within the Company's consolidated financial statements in accordance with GAAP. Life contingent PRT sales are recorded as premiums in revenues within the consolidated financial statements. Management believes that presentation of sales, as measured for management purposes, enhances the understanding of our business and helps depict longer term trends that may not be apparent in the results of operations due to the timing of sales and revenue recognition.